EXHIBIT 10(h)


                              TERM PROMISSORY NOTE


$4,983,051.00                                              BOSTON, MASSACHUSETTS
PRINCIPAL SUM                                                        MAY 1, 1997


         FOR VALUE RECEIVED, APPLIED SCIENCE AND TECHNOLOGY, INC., a Delaware corporation (the "BORROWER") with its principal place of business at 35 Cabot Road, Woburn, Massachusetts 01801, promises to pay to the order of STATE STREET BANK AND TRUST COMPANY (the "BANK"), a Massachusetts trust company organized and existing under the laws of The Commonwealth of Massachusetts, the principal sum of Four Million Nine Hundred Eighty Three Thousand Fifty One ($4,983,051.00) Dollars to be paid in principal payments of $83,050.85 beginning on June 1, 1997 and on the first day of each month thereafter for 59 consecutive months, together with interest on the principal amount hereof from the date hereof, at a rate per annum: (i) for Prime Rate Loans (as defined in the Term Loan Agreement (as hereafter defined)), a fluctuating interest rate equal to the Bank's Prime Rate in effect from time to time; and (ii) for Market Rate Loans (as defined in the Term Loan Agreement) at the Market Rate. All Market Rate Loans and Prime Rate Loans are due and payable on the maturity date, May 31, 2002(subject to the provisions hereof relating to the Events of Default). Each change in the interest rate on Prime Rate Loans will take effect simultaneously with the corresponding change in such Prime Rate. "Prime Rate" shall mean the rate of interest announced by the Bank in Boston from time to time as its "PRIME RATE". "MARKET RATE" shall mean an amount equal to the Base Market Rate (as hereinafter defined) plus 150 basis points. The term "BASE MARKET RATE" shall mean the fixed rate of interest quoted by the Bank on the date the loan funds under this Note are advanced, in its sole discretion, which rate shall be determined solely by the Bank based upon the Bank's cost of funds.

         Interest shall be calculated on the basis of actual days elapsed and a 360 day year. If this Note is not paid in accordance with the terms hereof, interest on unpaid balances shall thereafter be payable on demand at a fluctuating interest rate per annum equal to four percent (4%) above the Bank's Prime Rate in effect from time to time.

         Capitalized terms which are not defined in this Note but which are defined in the Term Loan Agreement between the Bank and the Borrower, dated as of the date hereof (the "TERM LOAN AGREEMENT") shall have the meanings assigned to those terms in the Term Loan Agreement. The Borrower is referred to in this Note as a "Maker." This Note is issued pursuant to the Term Loan Agreement and the holder is entitled to the benefit and protection of all of the covenants, terms and conditions of said Term Loan Agreement.


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         The  Borrower  has  the  right  under  certain  circumstances  and  the obligation under certain other circumstances to prepay the entire amount of the principal of this Note on the terms and conditions specified in the Term Loan Agreement. In the event of prepayment, in whole or in part, either at the Borrower's initiative or upon the exercise by the Bank of its right in the event of demand or an Event of Default hereunder or under the Term Loan Agreement, the Borrower shall pay to the Bank its lost net interest income resulting from such prepayment as provided for in the Term Loan Agreement.

         If any one or more of the Events of Default, as defined in the Term Loan Agreement, shall occur, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Term Loan Agreement.

         Any deposits or other sums at any time credited by or due from the holder to any maker, endorser or guarantor hereof in the possession of the holder may at all times be held and treated as collateral security for the payment of this Note. The holder may apply or set off such deposits or other sums against said liabilities at any time in the case of the maker, but only with respect to matured liabilities in the case of any endorser or guarantor.

         No delay or omission on the part of the holder in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note. A waiver on any one occasion shall not be construed as a bar to or waiver of any such right and/or remedy on any future occasions.

         Every maker, endorser and guarantor of this Note, or of the obligation represented hereby, waives presentment, demand, notice, protest, and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, assents to any substitution, exchange or release of collateral, and/or to the addition or release of any other party or person primarily or secondarily liable. Nothing in this paragraph shall be construed to prevent any maker, endorser or guarantor from paying all obligations under this Note at its stated maturity, namely May 31, 2002.

         The undersigned will pay all reasonable expenses of every kind of the enforcement of this Note, or of any of the rights hereunder, and hereby agrees to pay to the holder on demand the amount of any and all such expenses incurred by it. After deducting all reasonable legal or other expenses and costs of collection of this Note and all costs of storage, custody, sale and delivery of collateral held hereunder, the residue of any proceeds of collection or sale shall be applied to the payment of principal or interest on this Note or on any or all the other liabilities aforesaid, due or to become due, in such order of


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preference  as the holder  shall  determine,  proper  allowance  for interest on liabilities not then being made, and any over surplus shall be returned to undersigned.

         As herein used, the word "holder" shall mean the payee, or other endorsee of this Note, or bearer if it is at the time payable.

         This Note shall take effect as a sealed instrument and shall be governed by the laws of The Commonwealth of Massachusetts.

         THE BORROWER WAIVES ANY RIGHT TO TRIAL BY JURY THE BORROWER MAY HAVE IN ANY ACTION OR PROCEEDING, IN LAW OR EQUITY, IN CONNECTION WITH THIS NOTE. THE BORROWER AND THE BANK HEREBY KNOWINGLY AND VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS NOTE. THE BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. THE BORROWER ACKNOWLEDGES THAT THE BANK HAS BEEN INDUCED TO ENTER INTO THE BANK'S LENDING RELATIONSHIP WITH THE BORROWER BY, AMONG OTHER THINGS, THE PROVISIONS OF THIS PARAGRAPH.

         IN WITNESS WHEREOF, this Note has been duly executed and delivered as an instrument under seal as of the day and year first written above.

                                   APPLIED SCIENCE AND TECHNOLOGY,
                                   INC.



____________________________        By:_______________________________
Witness                                  John M. Tarrh
                                    Its: Senior Vice President and
                                         Chief Financial Officer


Due:  May 31, 2002


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